UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 11, 2006

EMBREX, INC.
(Exact name of registrant as specified in its charter)

North Carolina	000-19495	56-1469825
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)
1040 SWABIA COURT, DURHAM, NORTH CAROLINA 27703
(Address of principal executive offices)

(919) 941-5185
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     On November 14, 2006, Embrex, Inc., a North Carolina corporation (the “Company”), Pfizer Inc., a Delaware corporation (“Pfizer”), and Eagle Merger Sub Inc., a North Carolina corporation and wholly owned subsidiary of Pfizer (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company and the Company will become a wholly owned subsidiary of Pfizer.
     On December 11, 2006, the Board of Directors of the Company established a record date of December 12, 2006 and a meeting date of January 19, 2007 for a special meeting of its shareholders to consider and vote on a proposal to approve and adopt the Merger Agreement and the transactions contemplated by the Merger Agreement. A copy of the press release announcing the record date and shareholder meeting date is attached as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press release issued December 12, 2006

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMBREX, INC.

	By:	/s/ Randall L. Marcuson

	Name:	Randall L. Marcuson
Dated: December 12, 2006	Title:	President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description of Exhibit

99.1	Press release issued December 12, 2006

4